UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-1

TO

FORM SB-2 REGISTRATION STATEMENT NO. 333-127938	FORM SB-2 REGISTRATION STATEMENT NO. 333-130577	FORM SB-2 REGISTRATION STATEMENT NO. 333-136457

UNDER THE SECURITIES ACT OF 1933

MICROMED CARDIOVASCULAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	5140	90-0265161
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8965 Interchange Drive

Houston, Texas 77054

(713) 838-9210

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Robert Benkowski

Chief Executive Officer

8965 Interchange Drive

Houston, Texas 77054

(713) 838-9210

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jeffrey A. Adams, Esq.

Bettison, Doyle, Apffel & Guarino, P.C.

6710 Stewart Road, Suite 300

Galveston, Texas 77551

(409) 744-9783

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

MicroMed Cardiovascular, Inc. (the “Company”) is filing this post-effective amendment on Form S-1 to remove from registration all shares of Company common stock registered under the Registration Statements on Form SB-2 (File Nos. 333-127938, 333-130577 and 333-136457), each as amended and supplemented, which have not been resold by the holders thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on April 3, 2008.

MicroMed Cardiovascular, Inc.

By:	/s/ ROBERT BENKOWSKI
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ ROBERT BENKOWSKI Robert Benkowski	Chief Executive Officer (Principal Executive Officer)	April 3, 2008

/s/ DEANNE YARTZ Deanne Yartz	Chief Financial Officer (Principal Accounting and Financial Officer)	April 3, 2008

/s/ CLIFFORD ZUR NIEDEN Clifford zur Nieden	Director	April 3, 2008

/s/ NORWICK B. H. GOODSPEED Norwick B. H. Goodspeed	Director	April 3, 2008

/s/ MATT BORENZWEIG Matt Borenzweig	Director	April 3, 2008